          [LETTERHEAD OF SWEENEY METZ FOX MCGRANN & SCHERMER L.L.C.]



                                 March 16, 1999

[LOGO OF SWEENEY METZ]

OAO Technology Solutions, Inc.
7500 Greenway Center Drive
Suite 1600
Greenbelt, MD 20770

Gentlemen:

     We have acted as counsel for OAO Technology Solutions, Inc., a Delaware corporation (the "Company"), with respect to the preparation of a Prospectus and related Registration Statement on Form S-8 (the "Registration Statement"), to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of an aggregate of 1,000,000 shares of the Company's Common Stock (the "Common Stock") pursuant to the Company's Employee Stock Purchase Plan (the "Plan").

     In connection with our representation, we have examined: (a) the Registration Statement; (b) the Articles of Incorporation and By-laws of the Company, as amended to date; (c) the Plan; and (d) such other minutes of corporate proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

     Based on the foregoing, we are of the opinion that:

     1. The Company is a corporation validly existing under the laws of the State of Delaware.

     2. The shares of Common Stock offered by the Company as contemplated in the Registration Statement will, when issued, be validly issued, fully paid and nonassessable.

     We express no opinion herein as to the laws of any jurisdiction other than the laws of the State of Delaware and the federal laws of the United States of America.

     We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinion expressed herein after the date hereof. This opinion letter is
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OAO Technology Solutions, Inc.
March 16, 1999
Page 2


rendered solely for your benefit in connection with the transactions described above. This opinion letter may not be used or relied upon by any other person and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without our prior written consent. The opinions expressed in this letter are limited to the matters set forth in this letter, and no other opinion or opinions should be inferred beyond the matters expressly stated.

     We consent to the use of this opinion as an exhibit to the Registration Statement and also may be relied upon by the transfer agent.

                                 Very truly yours,

                                 SWEENEY METZ FOX McGRANN & SCHERMER L.L.C.



                                 /s/ Sweeney Metz Fox McGrann & Schermer LLC
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